EXHIBIT 21

                            U.S.B. HOLDING CO., INC.
                                  SUBSIDIARIES

                                DECEMBER 31, 2002

                                Union State Bank
                               100 Dutch Hill Road
                           Orangeburg, New York 10962

        U.S.B. Financial Services, Inc. (subsidiary of Union State Bank)
                               100 Dutch Hill Road
                           Orangeburg, New York 10962

            Dutch Hill Realty Corp. (subsidiary of Union State Bank)
                               100 Dutch Hill Road
                           Orangeburg, New York 10962

       TPNZ Preferred Funding Corporation (subsidiary of Union State Bank)
                               100 Dutch Hill Road
                           Orangeburg, New York 10962

                            (Annual.Rpt\02)Exhibit.21

                           Union State Capital Trust I
                               100 Dutch Hill Road
                           Orangeburg, New York 10962

                         Union State Statutory Trust II
                               100 Dutch Hill Road
                           Orangeburg, New York 10962

                             USB Statutory Trust III
                               100 Dutch Hill Road
                           Orangeburg, New York 10962

                                  Ad Con, Inc.
                               100 Dutch Hill Road
                           Orangeburg, New York 10962